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PRC
EQUITY FUND

Solving the Student Housing Crisis

TESTING THE WATERS CAMPAIGN:

Social media campaigns in order, with links to videos

August 6th to present:

Living in a car, couch surfing, or sleeping in a crowded, unsafe apartment is not the ideal living situation for any college student, yet this is the reality for many due to the lack of affordable student housing.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

Help solve the current student housing crisis in Texas by investing in PRC Equity Fund, and get a targeted 10% annual return paid monthly, plus a 70% profit share paid annually. Visit: https://prcequityfund.com/ to join our waitlist to be notified the moment the fund goes live. (Est September/October)
#fundthesolution #investmentopportunity #investmentopportunities
#realestateinvesting #passiveincome

The scarcity of on-campus housing options has forced many students to resort to long commutes or expensive off-campus rentals, impacting their ability to fully engage in campus life and academic pursuits.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

Join our waitlist at https://bit.ly/fundthesolution today. Texas universities are turning away thousands of students due to housing shortages. Invest in PRC Equity Fund to be part of the solution and earn great targeted returns!
#fundthesolution #RealEstateInvestment #StudentHousingCrisis #PassiveIncome #InvestmentOpportunity

The lack of adequate student housing not only poses financial burdens on students but also contributes to feelings of isolation and disconnection from the campus community.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

Join our waitlist: https://bit.ly/fundthesolution - Growing student populations mean a growing need for housing. Help us build the future by investing in PRC Equity Fund. Earn targeted 10% annual returns paid monthly plus 70% of annual profits paid annually.
#fundthesolution #InvestmentOpportunity #RealEstate #TexasUniversities #PassiveIncome

PRC
EQUITY FUND
SOLVING THE STUDENT HOUSING CRISIS
PRC Equity Fund partners with major Texas University Systems in a Public-Private Partnership arrangement. In this partnership, we develop student housing, and the university pays or guarantees student rent for up to 30-years.
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PRCEQUITYFUND.COM
PRC Equity Fund
Sign up

Visit https://bit.ly/fundthesolution to join our waitlist to be notified the moment the Fund goes live. (Est. October/November) #investment #investmentproperty

Watch Video

The housing crisis facing college students is not just about finding a place to sleep; it's about creating a safe, supportive environment where students can thrive academically and personally.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

Visit https://bit.ly/fundthesolution to join our waitlist. PRC Equity Fund partners with Texas Universities to develop much-needed student housing. Invest now and help us tackle this urgent crisis.
#fundthesolution #RealEstateInvesting #StudentHousing #InvestmentOpportunity #PassiveIncome

JOIN THE WAITLIST TODAY!
PRC
EQUITY FUND
PRC
EQUITY FUND
10% TARGETED RATE OF RETURN PAID MONTHLY PLUS A 70% PROFIT SPLIT PAID ANNUALLY
bit.ly/fundthesolution
INVESTMENT OPPORTUNITY
Over 1400 students were turned away last year due to a lack of available housing at just one university in Texas!
*Anyone Can Invest

Sign up for this week's webinar at https://w.ringcentral.com/.../4c3f.../96a96cc6/index.html... to learn more about this new investment offering open to all investors. Join the webinar Thursday August 15th at 11:00 AM CST.
#fundthesolution #InvestmentOpportunity

Student housing shortages are not just an inconvenience; they are a barrier to access and success for many students, particularly those from marginalized or low-income back-grounds.
PRC
EQUITY FUND
Solving the Student Housing Crisis
Learn How You Can Invest Today
bit.ly/fundthesolution

Join our waitlist at https://bit.ly/fundthesolution -- Limited housing options are a growing problem for Texas students. PRC Equity Fund aims to solve this with your help. Earn a targeted 10% annual return paid monthly, an additional 70% profit split annually, and make a difference.
#fundthesolution #RealEstate #Investment #studenthousingcrisis #texasrealestate

The struggle to secure affordable, safe housing is a constant source of stress and distraction for college students, impacting their mental health and overall well-being.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

Join our waitlist: https://bit.ly/fundthesolution to help build new apartments for Texas students and secure your financial future with 10% targeted returns paid monthly and an annual profit share of 70%.
#fundthesolution #InvestmentOpportunity #RealEstateInvesting #Texas #PassiveIncome

As universities continue to expand enrollment without a corresponding increase in housing options, students are left scrambling to find accommodations, often resorting to substandard living conditions.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

Join the waitlist at https://bit.ly/fundthesolution to help us address the Texas student housing shortage. PRC Equity Fund anticipates a 10% annual return paid monthly with a 70% profit share paid annually.
#fundthesolution #RealEstate #Investment #StudentHousingCrisis #PassiveIncome

NO ROOMS
The lack of student housing options perpetuates inequality on college campuses, as students from wealthier backgrounds are better able to afford the rising cost of off-campus rentals.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

.Join our waitlist at https://bit.ly/fundthesolution - PRC Equity Fund is dedicated to solving the student housing crisis in Texas. We anticipate a 10% annual return paid monthly with a 70% profit share paid annually.
#fundthesolution #realestate #investment #studenthousing #texasuniversities

PRC
EQUITY FUND
SOLVING THE STUDENT
HOUSING CRISIS IN TEXAS
www.prcequityfund.com
PRCEQUITYFUND.COM
PRC Equity Fund
Learn more

Join our waitlist: https://bit.ly/fundthesolution to invest in PRC Equity Fund to help build new apartments for Texas students and secure your financial future with targeted 10% returns paid monthly plus an annual 70% share of profits.
#fundthesolution #InvestmentOpportunity #RealEstateInvesting #Texas
#PassiveIncome

Watch Video

Students should not have to choose between paying for textbooks or paying for a place to live. The lack of affordable student housing is a systemic issue that demands urgent attention and action.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

Join the waitlist at: https://bit.ly/fundthesolution to invest in Texas student housing and help end the current crisis. Our investors get a targeted 10% paid monthly plus an annual share of 70% paid annually.
#fundthesolution #investinrealestate #investincommercialrealestate #multifamily #studenthousing #realestatedeveloper #realestateinvesting

The chronic shortage of student housing is not just a temporary inconvenience; it is a structural problem that requires long-term planning and investment to ensure all students have access to safe and affordable living arrangements.
Learn How You Can Invest Today
PRC
EQUITY FUND
Solving the Student Housing Crisis
bit.ly/fundthesolution

Join our waitlist at https://bit.ly/fundthesolution - PRC Equity Fund is dedicated to solving the student housing crisis in Texas. We anticipate a 10% annual return paid monthly with a 70% profit share paid annually. Everyone is welcome to invest.
#fundthesolution #RealEstate #Investment #StudentHousing #TexasUniversities

PRCEQUITYFUND.COM
PRC Equity Fund
Sign up

Join the waitlist at https://prcequityfund.com today and get notified the moment this new fund goes live. Texas Universities are facing a serious crisis! A lack of suitable housing options for their students. PRC Equity Fund anticipates a 10% annual return paid monthly with a 70% profit share.
#fundthesolution #realestateinvesting #investmentopportunities

Watch Video

Do you want to invest in real estate and have a real social impact? Read https://www.pioneerrealtycapital.com/investors/prc-equity-fund/and join the waitlist today.
#investmentopportunities #fundthesolution

Video #1 advertisement transcript:

If you don’t like missing out on great opportunities but still want a secure investment, then listen up and take action.

Texas universities are experiencing a massive student housing crisis and that’s where PRC Equity Fund comes in.

We’ve partnered with top Texas university systems to develop student housing, backed by a unique public-private partnership.

This isn’t just any investment opportunity. PRC Equity Fund’s student housing initiative allows you to invest with a minimum of $5,000, and earn targeted annual returns of 10% paid monthly. Plus you’ll share in 70% of the annual profits.

Any here is the best part – you don’t need to be an accredited investor to join.

So why wait?

Join our waitlist today

Visit www.prcequityfund.com and secure your spot now.

Your future returns are just a click away.

Video #2 advertisement transcript:

INVEST IN REAL ESTATE

THE CRISIS

Student housing shortages have become a pressing issue for many colleges and universities, affecting students’ ability to secure affordable and safe accommodation.

THE SOLUTION

PRC Equity Fund partners with major Texas University Systems in a Public-Private Partnership arrangement. In this partnership, we develop student housing, and the university pays or guarantees student rent for up to 30 years.

THE OPPORTUNITY

PRC Equity Fund will soon open our investment opportunity where investors earn a targeted annual return of 10% paid monthly and will share in 70% of the profits annually. Register to be added to our waitlist so we can notify you when the offering begins.

JOIN OUR WAITLIST AT bit.ly/fundthesolution [resolves to www.prcequityfund.com]

PRC EQUITY FUND – JOIN OUR WAITLIST

bit.ly/fundthesolution [resolves to www.prcequityfund.com]

Video #3 advertisement transcript:

Welcome to PRC Equity Fund – solving the housing student crisis in Texas.

Texas universities are facing a serious crisis. A lack of suitable housing options for their students.

PRC Equity Fund partners with major Texas university systems in a public-private partnership arrangement.

In this partnership, we develop student housing and the university pays or guarantees student rent for up to 30 years.

Investors are invited to join our waitlist for this unique opportunity with a. minimum investment of $5000.

Unlike typical real estate investments, PRC Equity Fund allows non-accredited investors to participate.

Investors may potentially earn targeted annual returns of 10% paid monthly, and share in 70% of the profits, calculated and distributed annually.

Join the waitlist today and be the first notified the moment the fund goes live.

www.prcequityfund.com